Greenhouse Leasing Agreement

Party A: Su Yan (hereinafter referred to as Party A )
Party B: Guang Zhao (hereinafter referred to as Party B )

Party A will lease eight greenhouses that located in Buildings C11, C12, C13, C14, C15, C16, C17, C18 in the Agricultural Garden of Longsheng Village Tangshan Town Zhenan District Dandong City to Party B.  In accordance with relevant laws of the state, both parties reached the following agreement through common consultation.

1.	The tenancy of greenhouses is five years ( from 2008-02-01 to 2013-02-01 ).

2.	The rent of all greenhouses is ¥15000/year, payable annually. The rents of next year should be paid within 15 days after the expiration of the contracted period of every year, payment with receipt.
3.	The greenhouses that Party A leases to Party B are only general frames, lease payments do not include accessory equipment.
4.
Party A’s greenhouses must be complete structure. Party A is responsible for greenhouses maintenance, excepting unusual damage. Party A must guarantee normal use of rental greenhouses, otherwise Party A must compensate Party B for economic loss thus suffered.

5.
During the contract term, Party A must guarantee normal use of water and electricity equipment of greenhouses for the purposes of raising agricultural products, water and electricity should be paid by Party B.

6.
During the contract term, both parties are not allowed to terminate the contract without mutual consent, if Party A terminates the contract without mutual consent during profit period, Party A should compensate Party B for all loss thus suffered; if Party B terminates the contract without mutual consent, Party A must bring its accessory equipment installed in greenhouses as compensation.

7.
Should Party B install equipment in the greenhouses or change the general structure of the greenhouses, it must be with the consent of Party A.  Party B cannot damage original equipments of the greenhouses.

8.	Party B has proprietary rights to accessory equipments installed during the lease term, after the expiration of the contract, Party B will handle all accessory removal without Party A interference.
9.	Land use fee of the greenhouses will be paid by Party A.
10.	After the expiration of the contract, Party B shall enjoy priority in further contracting.
11.	Matters not mentioned herein will be negotiated by both parties hereto.
12.	The contract is written in two originals, one for each party.
13.	The contract will be effective after it is signed by both parties.

Party A: Su Yan ( signature )
Representative of Party B: Guang Zhao ( signature )
2008-02-01